                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 28, 1999




                       FNB FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)




 North Carolina                   340-13086                    56-1382275
 (State or other            (Commission File No.)           (I.R.S. Employer
  jurisdiction                                           Identification Number)
of incorporation)



             202 South Main Street, Reidsville, North Carolina 27320
                    (Address of principal executive offices)



                                 (336) 342-3346
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

Item 5.           Other Events.

         On May 28, 1999, FNB Financial Services Corporation ("FNB") entered into an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") with Black Diamond Savings Bank, F.S.B. ("Black Diamond"), under which FNB agreed to acquire Black Diamond in a transaction structured as a merger. A newly-formed wholly-owned subsidiary of FNB would be merged into Black Diamond, and Black Diamond would become a wholly-owned subsidiary of FNB (the "Merger"). All of the assets and liabilities of Black Diamond would remain with Black Diamond since it would be the surviving corporation in the Merger.

         At the time the Merger becomes effective on the closing date, each share (except those for which dissenter's rights are exercised, if applicable) of Black Diamond's outstanding Common Stock would be automatically converted into the right to receive 1.3333 shares of FNB Common Stock. Since the exchange ratio is fixed, Black Diamond's shareholders will get the same number of shares in the Merger regardless of movements in FNB's stock price between the date of signing and closing.

         The Merger Agreement requires Black Diamond to pay FNB a termination fee of $200,000 upon termination of the Merger Agreement under certain circumstances where a third party has taken steps to acquire Black Diamond or Black Diamond breaches any of its obligations under the Merger Agreement. Black Diamond has agreed to reimburse FNB's reasonable expenses up to $300,000 if FNB terminates the Merger Agreement because the Black Diamond board of directors has withdrawn its recommendation of the Merger or Black Diamond is in breach of the Merger Agreement or in certain other circumstances. FNB has agreed to reimburse Black Diamond's reasonable expenses up to $200,000 if Black Diamond terminates the Merger Agreement because FNB is in breach.

         The Merger is structured to be tax-free to Black Diamond shareholders and FNB intends to file a joint proxy statement/registration statement with the SEC and the Office of Thrift Supervision to register its shares issued in the Merger. The registration statement will have to be declared effective by the SEC before the transaction can close. Consummation of the Merger is subject to customary conditions, including the approval of the Merger by the shareholders of FNB and Black Diamond and the receipt of required regulatory approval.

         Pursuant to a Stock Option Agreement, dated May 28, 1999, Black Diamond has granted to FNB an option to purchase approximately 19.9% of Black Diamond common stock at an exercise price of $17.25 per share.

         The foregoing descriptions of the Merger Agreement and the Stock Option Agreement, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Stock Option Agreement, attached as exhibits hereto. A press release issued by the Company on May 28, 1999 announcing the execution of the Merger Agreement is also attached hereto as Exhibit 99.01 and incorporated herein by reference.

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits.

         Exhibit Number             Description of Exhibit
         --------------             ----------------------

         2.01 Agreement and Plan of Reorganization and Merger, dated May 28, 1999, by and among the Registrant, FNB Acquisition Sub, F.S.B. and Black Diamond Savings Bank, F.S.B., including Plan of Merger of FNB Acquisition Sub, F.S.B. into Black Diamond Savings Bank, F.S.B.

         99.01                      Press Release, dated May 28, 1999

         99.02 Stock Option Agreement, dated May 28, 1999, by and between the Registrant and Black Diamond Savings Bank, F.S.B.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FNB FINANCIAL SERVICES CORPORATION



                                         By:  /s/ Robert F. Allbright
                                              ----------------------------------
Dated:  June 7, 1999                          Robert F. Albright
                                              Executive Vice President and Chief
                                              Financial Officer

                                  EXHIBIT INDEX


Exhibit Number                Description of Exhibit
--------------                ----------------------


2.01 Agreement and Plan of Reorganization and Merger, dated May 28, 1999, by and among the Registrant, FNB Acquisition Sub, F.S.B. and Black Diamond Savings Bank, F.S.B., including Plan of Merger of FNB Acquisition Sub, F.S.B. into Black Diamond Savings Bank, F.S.B.

99.01                      Press Release, dated May 28, 1999

99.02 Stock Option Agreement, dated May 28, 1999, by and between the Registrant and Black Diamond Savings Bank, F.S.B.